CONVERTIBLE NOTE AGREEMENT

THIS CONVERTIBLE NOTE AGREEMENT (the "**Agreement**") is entered into as of the 24th day of September, 2008, by and among **ROSETTA GENOMICS LTD.**, a company organized under the laws of the State of Israel (the "**Company**"), and each of those entities identified in the Schedule of Investors attached hereto as **Schedule 1** (which entities are hereinafter collectively referred to as the "**Purchasers**" and each individually as a "**Purchaser**").

RECITALS

WHEREAS, the Company intends during 2009 to spin-off its separately-operated business unit for developing proprietary microRNA-based algae feedstocks for biofuels (the "**Biofuel Business**") by forming a wholly-owned Israeli subsidiary to be named Rosetta Green Ltd. ("**RG**"); and

WHEREAS, the Company desires to execute a convertible note financing for further developing the Biofuel Business, and the Purchasers desire to invest in the Company's Biofuel Business by purchasing convertible notes (collectively, the "**Notes**" and individually a "**Note**") or ordinary shares of RG (once established) in the aggregate principal amount of up to US$2,500,000 (Two Million Five Hundred Thousand US Dollars), all pursuant to the terms and conditions more fully set forth in this Agreement and the Notes; and

WHEREAS, it is intended that the Notes will convert into ordinary shares, nominal value NIS 0.01 each of RG once RG is established (the "**RG Shares**"), however, in certain circumstances, as set forth in the Notes, if RG is not established, the Notes shall convert into ordinary shares of the Company, nominal value NIS 0.01 each ("**Company Shares**").

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. AGREEMENT TO SELL AND PURCHASE NOTES.

1.1 Authorization of Notes. On or prior to the Initial Closing (as defined below), the Company shall have authorized the sale and issuance to the Purchasers of the Notes. Each note shall be in the form attached hereto as **Exhibit A**.

1.2 Sale and Purchase of Initial Notes at Initial Closing. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, at the Initial Closing, severally and not jointly, Notes in the aggregate principal amount of up to US$1,250,000 (One Million Two Hundred Fifty Thousand US Dollars) (collectively the "**Initial Notes**" and individually an "**Initial Note**"). The Company agrees, upon receipt of the principal amount of each Initial Note, to issue to each Purchaser an Initial Note in the principal amount set forth opposite such Purchaser's name on Schedule 1.

1.3 Sale and Purchase of Second Closing Notes or RG Shares at Second Closing.

(a) Within three (3) business days following the satisfaction of the first to be satisfied of the two milestones set forth in **Exhibit B** (collectively the "**Milestones**" and individually a "**Milestone**"), the Company shall provide the Purchasers with a written notice of such satisfaction (the "**Milestone Notice**"). The Second Closing (as defined below) shall take place at a date to be determined by the Company no earlier than ten (10) business days following receipt by the Purchasers of the Milestone Notice.

(b) Subject to the terms and conditions hereof, at the Second Closing, and provided that RG has not yet been established, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, severally and not jointly, Notes in the aggregate principal amount of up to an additional US$1,250,000 (One Million Two Hundred Fifty Thousand US Dollars) (collectively the "**Second Closing Notes**" and individually a "**Second Closing Note**"). The Company agrees, upon receipt of the principal amount of each Second Closing Note, to issue to each Purchaser a Second Closing Note in the principal amount set forth opposite such Purchaser's name on Schedule 1. The aggregate principal amount invested at the Second Closing shall be referred to as the "**Milestone Investment**". Each Purchaser shall transfer its respective portion of the Milestone Investment on or prior to the date for the Second Closing notified to them by the Company.

(c) In the event that RG has been incorporated by the Company prior to the satisfaction of the Milestone, each Purchaser shall pay its portion of the Milestone Investment directly to RG, and RG shall issue to each Purchaser such number of RG Shares as is obtained by dividing (x) the portion of the Milestone Investment to be made by such Purchaser by (y) a price per RG Share reflecting a fully-diluted pre-money valuation of RG equal to US$5 million (Five Million US Dollars) (the "**Price Per Share**").

(d) In the event that the Milestone has not been achieved (as demonstrated by the Company's delivery of a notice indicating such non-achievement), then none of the Purchasers shall be required to make the Milestone Payment; however, each of the Purchasers (a "**Participating Purchaser**") shall have the right, but not the obligation, to invest its respective portion of the Milestone Investment by delivering to the Company a written notice of exercise of such right within 30 days following receipt of the Milestone Notice. Within five (5) business days following the end of such 30-day period, the Company will send a written notice to all Participating Purchasers indicating the identity of each Participating Purchaser and the portion of the Milestone Investment to be invested by each of them, along with the total portion of the Milestone Investment to which other Purchasers have not elected to invest (the "**Over-allotment Amount**"). Within five (5) business days following receipt of such notice, any Participating Purchaser may elect to invest any portion of the Over-allotment Amount by delivering a written notice to the Company of such election; and to the extent more than one Participating Purchaser elects to invest the Over-allotment Amount, such Over-allotment Amount will be allocated to such Participating Purchasers on a pro rata basis on the basis of its respective portion of the Milestone Investment, among all such Participating Purchasers electing to participate in the Over-allotment Amount. The closing and transfer of funds in connection with the Milestone Investment shall be consummated within twenty (20) business days following the end of the foregoing 30-day period.

2. Closings, Delivery and Payment.

2.1 Initial Closing. The issue and sale of the Initial Notes and the purchase thereof by the Purchasers, shall take place at a closing (the "**Initial Closing**") to be held at the offices of Yigal Arnon & Co., 22 Rivlin St, Jerusalem, Israel, at 10:00 a.m. local time on [September 15], 2008, or such other date, time and place as the Company and the Purchasers shall mutually agree (such date is hereinafter referred to as the "**Initial Closing Date**").

2.2 Delivery at Initial Closing. At the Initial Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1 The Company will deliver to the Purchasers:

(a) A true and correct copy of the resolution of the Company's Board of Directors, in the form attached hereto as Exhibit 2.2.1(a), (A) approving the Agreement, the Notes and the transactions contemplated therein and (B) reserving a sufficient number of Company Shares that may be issued upon conversion of the Notes in the event that for whatever reason the Company does not establish RG, and authorizing the issuance of such Company Shares upon such conversion.

(b) Validly executed Notes covering the aggregate principal face amount to be issued at the Initial Closing, issued in the names of the respective Purchasers, in the form attached hereto as Exhibit A.

2.2.2 Each Purchaser shall cause the transfer to the Company of the purchase price in United States Dollars for the Initial Notes being issued to it, in the respective amount indicated in Schedule 1 opposite the name of such Purchaser, by wire transfer to the Company's bank account.

2.3 Second Closing. Subject to and in accordance with the terms and conditions for the Milestone Investment set forth in Section 1.3 above, upon (i) the satisfaction of the Milestone, or (ii) if such Milestone shall not be attained, upon a Purchaser's request pursuant to Section 1.3(d), the issue and sale of the Second Closing Notes or the RG Shares, as the case may be, shall take place at a closing (the "**Second Closing**"; the Second Closing and the Initial Closing shall each be referred to as a "**Closing**") to be held at the offices of Yigal Arnon & Co., 22 Rivlin St, Jerusalem, Israel, at 10:00 a.m. local time, either (x) within the time period set forth under Section 1.3(c) in the event that the Milestone has been achieved, or (y) within the time period set forth under Section 1.3(d) in the event that the Milestone has not been achieved.

2.4 **Delivery at Second Closing.** At the Second Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.4.1 If the Purchasers shall be issued Second Closing Notes by the Company in accordance with Section 1.3(a):

(a) The Company will deliver to the Purchasers validly executed Second Closing Notes, issued in the names of the respective Purchasers, in the form attached hereto as Exhibit A.

(b) The Purchaser shall cause the transfer to the Company of the purchase price in United States Dollars for the Second Closing Notes being issued to it, in the respective amount indicated in Schedule 1 opposite the name of such Purchaser, by wire transfer to the Company's Bank Account.

2.4.2 If the Purchasers shall be issued the RG Shares by RG in accordance with Section 1.3(b):

(a) RG will deliver to the Purchasers validly executed share certificates covering the RG Shares, issued in the names of the respective Purchasers, in the form attached hereto as Exhibit 2.4.2(A).

(b) RG shall register the issuance of the RG Shares to the Purchasers in the share register of the Company.

(c) The Company shall duly report the issuance of the RG Shares to the Israeli Registrar of Companies.

(d) Each Purchaser shall cause the transfer to RG of the purchase price in United States Dollars for the RG Shares being issued to it, in the respective amount indicated in Schedule 1 opposite the name of such Purchaser, by wire transfer to RG's bank account, the details of which shall be separately provided to the Purchasers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization.

(a) The Company is a duly organized and validly existing corporation organized under the laws of the State of Israel and has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and authorized to do business in all jurisdictions in which the nature of its business or property makes such qualification necessary and in which the failure to be so qualified would have a material adverse effect upon the business operations, assets or prospects of the Company (financial or otherwise) or condition ("**Material Adverse Effect**").

(b) If and when established, RG will be a duly organized and validly existing corporation organized under the laws of the State of Israel and will have the power to own its properties and to carry on its business as proposed to be conducted. RG will be duly qualified and authorized to do business in all jurisdictions in which the nature of its business or property makes such qualification necessary and in which the failure to be so qualified would have Material Adverse Effect.

(c) The Company Shares, if issued upon conversion of the Notes, and the RG Shares, if issued upon conversion of the Notes, will be validly issued, fully paid, nonassessable and not subject to any pledge, lien or restriction on transfer, except for restrictions on transfer imposed by applicable securities laws.

3.2. Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the Notes, including without limitation the issuance of Company Shares upon conversion of the Notes: (i) are within the Company's power and authority, (ii) have been duly authorized by all necessary corporate proceedings, and (iii) do not conflict with or result in any breach of any provision of or the creation of any lien, security interest or other encumbrance upon any of the property of the Company, or, require any consent or approval pursuant to its Articles of Association or any law, regulation, order, judgment, writ, injunction, license, permit, document, agreement or instrument binding upon the Company or upon any of its properties or assets other than any such consents or approvals which have already been obtained by the Company prior to the date of the Closing.

(a) The execution, delivery and performance by RG of the covenants to be performed by it in connection with this Agreement and the Notes, including without limitation the issuance of RG Shares upon conversion of the Notes: (i) will at such time be within RG's power and authority, (ii) will have been duly authorized by all necessary corporate proceedings, and (iii) will not conflict with or result in any breach of any provision of or the creation of any lien, security interest or other encumbrance upon any of the property of RG, or, require any consent or approval pursuant to its Articles of Association or any law, regulation, order, judgment, writ, injunction, license, permit, document, agreement or instrument binding upon RG or upon any of its properties or assets other than any such consents or approvals which shall have already been obtained by RG prior to the issuance of RG Shares.

3.3. Enforceability. The execution, delivery and performance of this Agreement and the Notes are and will result in legally binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof and thereof except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

3.4. Approvals. The execution, delivery and performance by the Company of this Agreement and the Notes do not and will not require the approval or consent of, or any filing with, any governmental authority or agency, other than filings that may be required pursuant to applicable federal and state securities laws.

3.5. Defaults. The Company is not in default under any provision of its Articles of Association or any provisions of any contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or in violation of any law, judgment, decree or governmental order, rule or regulations which in any case would have a Material Adverse Effect.

3.6 Intentionally left blank.

3.7. Disclosure. No representation, warranty or statement made by the Company herein, in the Notes, or in any certificate, statement or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company as to itself as follows:

4.1 Requisite Power and Authority. Purchaser is duly organized and validly existing under the laws of the jurisdiction in which it has been incorporated and it has all necessary corporate power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

4.2 Investment Representations. Purchaser understands that the Ordinary Shares issuable upon conversion of the Notes issued under this Agreement have not been registered under the Securities Act or Israeli Securities Laws. Purchaser also understands that the Shares issued upon conversion of the Notes issued under this Agreement are being offered and sold pursuant to an exemption from registration contained in the Securities Act and Israeli Securities Laws based in part upon Purchaser's representations contained in the Agreement. Each Purchaser hereby represents and warrants as to itself as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser acknowledges that it must bear the economic risk of this investment indefinitely unless the Company Shares or RG Shares issued upon conversion of the Notes issued under this Agreement are registered pursuant to the Securities Act or Israeli Securities Laws, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Company Shares or RG Shares issued upon conversion of the Notes issued under this Agreement. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act or Israeli Securities Laws will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Company Shares or RG issued upon conversion of the Notes issued under this Agreement under the circumstances, in the amounts or at the times Purchaser might propose. The Purchaser also acknowledges that the Note and the Company Shares or RG Shares issued upon its conversion, upon issuance, will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR OTHER JURISDICTION'S SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR

PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

(b) **Acquisition for Own Account.** Purchaser is acquiring the Notes and the Company Shares or RG Shares issued upon its conversion for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 (the "**Securities Act**"). The Purchaser has requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company and/or RG and is an accredited investor as defined under Regulation D as promulgated by the United States Securities and Exchange Commission.

(c) **Purchaser Can Protect Its Interest.** Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in the Agreement and the Notes.

(d) **Company Information.** Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this Agreement and the Notes. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.3 No Brokers. The Purchaser has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with such transactions.

5. ESTABLISHMENT OF RG.

5.1 Board of Directors. Upon the formation of RG, the Board of Directors of RG will be comprised of up to five members. Any Purchaser investing at least US$1,500,000 (One Million Five Hundred Thousand US Dollars) shall be entitled to appoint one director. All other directors shall be appointed by the Company.

5.2 License Agreement. Following the formation of RG, the Company and RG shall enter into a license agreement, as determined by the Board of Directors of the Company, pursuant to which RG shall be granted a royalty-bearing license to all of the Company's intellectual property that is necessary or useful for conducting the Biofuel Business, solely for use in the field of biofuels. To the extent deemed appropriate, at such time certain tangible assets may be transferred to RG in consideration for their book value, and certain employees of the Company may become employees of RG.

5.3 ESOP. A pool of ordinary shares of RG, constituting 10% to 15% of the outstanding share capital of RG, will be established for the purpose of providing incentive options to RG management and employees, all as will be determined by the board of directors of RG. The Purchasers hereby acknowledge that this option pool will dilute the Company's and the Purchaser's holdings in RG pro rata.

6. CONDITIONS TO CLOSING.

6.1 Conditions to Purchasers' Obligations at the Initial Closing. Each Purchaser's obligation to purchase the Initial Notes at the Initial Closing is subject to the satisfaction, at or prior to the Initial Closing, of the following conditions, any or all of which may be waived in writing by such Purchaser.

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Initial Closing Date with the same force and effect as if they had been made as of the Initial Closing Date, and the Company shall have performed and complied with all obligations, agreements and conditions herein required to be performed, complied or observed by it on or prior to the Initial Closing.

(b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements and the Notes.

6.2 Condition to Purchasers' Obligations at the Second Closing. Each Purchaser's obligation to purchase the Second Closing Notes or the RG Shares, as the case may be, at the Second Closing is subject to the Company's satisfaction of the Milestone, unless such obligation is waived as set forth above in Section 1.3(d).

6.3 Conditions to Obligations of the Company at the Initial Closing and Second Closing. The Company's obligation to issue and sell the Initial Notes and the Second Closing Notes or the RG Shares, at the Initial Closing and Second Closing, respectively, is subject to the satisfaction, on or prior to the Initial Closing or Second Closing, as the case may be, of the following conditions, any of which may be waived in writing by the Company:

(a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of the Initial Closing and Second Closing with the same force and effect as if they had been made on and as of said date.

(b) Performance of Purchasers' Obligations. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before the Initial Closing and Second Closing.

(c) Purchase of All Notes and/or the RG Shares. The Company and/or RG shall have received payment for all of the Initial Notes and Second Closing Notes or the RG Shares, as the case may be, being purchased by the Purchasers.

7. MISCELLANEOUS.

7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Israel, without regard for the conflict of law provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction located within the district of Tel Aviv in respect of any dispute arising out of or in connection with this Agreement.

7.2 Survival. No investigation made by any Purchaser will affect or limit in any way the representations, warranties, covenants and agreements made herein by the Company and the representations, warranties, covenants and agreements shall survive the closing of the transactions contemplated hereby.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time, provided such person has agreed in writing to be bound by the terms of this Agreement.

7.4 Entire Agreement. This Agreement, the Notes and the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6 Amendment and Waiver. This Agreement may be amended or modified only with the written consent of the Company and each of the Purchasers.

7.7 Notices.

(a) For purposes of this Section, the term "Business Day" means a day on which the banks are open for business in the country of receipt of any notice and in the United States and Israel.

(b) All notices and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given:

(i) in the case of hand delivery to the address shown below, on the next Business Day after delivery;

(ii) in the case of delivery by an internationally recognized overnight courier to the address set forth below, freight prepaid, on the next Business Day after delivery;

(iii) in the case of a notice sent by facsimile transmission to the number, and addressed as, set forth below, on the next Business Day after delivery, if facsimile transmission is confirmed;

(iv) in the case of a notice sent by email to the email address set forth below (if any), on the date of written acknowledgment of receipt of such e-mail by the recipient.

(c) In the event that notices are given pursuant to one of the methods listed in sub-clauses (b)(i) to (iii) above, a copy of the notice should also be sent by email (if an email address has been provided).

(d) Contact Details:

All communications shall be addressed as set forth below:

If to the Company:	Rosetta Genomics Ltd. 10 Plaut St. Rabin Science Park Rehovot, Israel 76706 Attention: Amir Avniel, CEO
With a copy to (which shall not constitute notice):	c/o Yigal Arnon & Co. 22 Rivlin Street Jerusalem, Israel Fax: 972-2-623-9236 Attention: Adv. Barry Levenfeld
If to the Purchasers:	at the addresses set forth on **Schedule 1**

(e) A party may change or supplement the contact details for service of any notice pursuant to this Agreement, or designate additional addresses, facsimile numbers and email addresses for the purposes of this Section, by giving the other parties written notice of the new contact details in the manner set forth above.

7.8 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.10 Use of Proceeds. The proceeds shall be used by the Company to further the development of the Company's Biofuel Business, as determined from time to time by the Company's Board of Directors.

7.11 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

IN WITNESS WHEREOF, the parties hereto have executed the **CONVERTIBLE NOTE AGREEMENT** as of the date set forth in the first paragraph hereof.

ROSETTA GENOMICS LTD.

By: /s/ Yoav Chelouche
Name: Yoav Chelouche
Title: Chairman of the Board

____

By: /s/
Name:
Title:

____

By: /s/
Name:
Title:

Schedule 1

Name and Address of Investor	First Closing	Second Closing	Total Investment
	$750,000	$750,000	$1,500,000
TOTAL			

EXHIBIT A

FORM OF NOTE

Exhibit A to
Convertible Note Agreement

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR OTHER JURISDICTION'S SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

ROSETTA GENOMICS LTD.

CONVERTIBLE PROMISSORY NOTE

US$750,000

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this promissory note (this "**Note**"), **ROSETTA GENOMICS LTD.**, an Israeli company (the "**Company**") promises to pay to the order of (together with their successors and assigns, the "**Purchaser**" or the **"Holder")** the principal amount of seven hundred fifty thousand US dollars paid by the Holder to the Company pursuant to the Convertible Note Agreement (as defined herein).

This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions (the "**Notes**") being issued to the Purchasers pursuant to a Convertible Note Agreement, dated September 24, 2008 (the "**Convertible Note Agreement**") among the Company, the Purchaser and the other Purchasers named therein. The Convertible Notes are *pari passu* such that all Notes are ranked equally, and no payments shall be made under this Note unless a pro rata payment is simultaneously made under all other Notes.

1. **Maturity; Acceleration Event**. Unless earlier converted in accordance with Section 3 below, the entire principal amount hereof shall become due and payable on the date of an Acceleration (as defined below). If prior to the conversion of this Note any of the following events or circumstances (each an "**Acceleration Event**") shall occur:

(a) the Company shall take any corporate action to liquidate its assets or dissolve, or shall take any corporate action to consolidate or merge with or into any other corporation or business entity unless the Company shall be the surviving legal entity of such consolidation or merger or the surviving legal entity of such consolidation or merger shall have assumed in full by a written instrument the obligations under and in respect of this Note; or

(b) without a resolution of its Board of Directors, the Company shall have incurred or committed to incur indebtedness for borrowed money which is or will be senior to its indebtedness hereunder, other than indebtedness incurred in connection with the acquisition of assets which is collateralized solely by such assets and the indebtedness secured thereby does not exceed the cost of such assets;

then, the Purchaser at its option at any time thereafter during the continuance of an Acceleration Event may declare the entire and unpaid principal of this Note payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Purchaser (an "**Acceleration**") without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company,.

2. <u>Conversion</u>. This Note shall be convertible pursuant to the terms and provisions of this Section 2.

2.1 <u>Automatic Conversion</u>.

(a) Formation of Rosetta Green. Upon the formation of a wholly-owned Israeli subsidiary named Rosetta Green Ltd. or such other name determined by the Company for spinning off its separate business unit for developing proprietary microRNA-based algae feed stocks for biofuels ("**RG**"), the principal amount of the Note shall be automatically converted (without necessity of any further action on the part of the Purchaser or RG) into such number of Ordinary Shares, nominal value NIS 0.01 of RG ("**RG Shares**") as is obtained by dividing (x) the principal amount of this Note by (y) a price per RG Share reflecting a fully-diluted pre-money valuation of RG equal to US$5 million (Five Million US Dollars).

(b) Conversion if no Formation of RG. If for whatever reason (i) the Company does not establish RG by the second anniversary of the Initial Closing (as such term is defined in the Convertible Note Agreement) or (ii) upon the resolution of the Board of Directors of the Company to not establish RG, adopted prior to the second anniversary of the Initial Closing, the principal amount of this Note shall be automatically converted (without necessity of any further action on the part of the Purchaser or the Company) into such number of fully-paid Ordinary Shares of the Company, par value NIS 0.01 ("**Company Shares**"), at a price per share reflecting the average of the closing prices over the five consecutive trading days ending on the last trading day prior to the date of each closing,, provided, however, such purchase price shall not be lower than $2.00 (subject to adjustments and recapitalizations) even if the average trading price as calculated above is lower than $2.00, and if at the time of the Conversion the Company's Ordinary Shares are not traded on a securities exchange, then the principal amount of the Note shall be converted into such number of Ordinary Shares of the Company at a price per share as determined by the Company's Board of Directors in good faith.

2.2 <u>Conversion Mechanism</u>.

(a) Conversion of this Note under Section 2.1 shall occur automatically as set forth in Section 2.1.

(b) The Company covenants that all shares which may be issued upon the exercise of conversion rights under this Note will, upon such exercise, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof.

(c) No fractional shares representing fractional shares shall be issued upon the exercise of conversion rights under this Note, and the conversion price with respect to any such fractional shares shall be payable to the Purchaser in cash by the Company within ten (10) business days after the date of any such conversion.

(d) In any event of conversion, the principal amount due under this Note will be converted in its entirety and such conversion of this Note will be deemed to have discharged the Company or RG, as the case may be, from all obligations under this Note.

2.3 Certain Obligations of the Company. The Company will, in accordance with the laws of the State of Israel, take such actions as may be necessary to ensure that the authorized number of Company Shares or RG Shares shall, at the time of such conversion, be sufficient to permit the exercise of conversion rights under this Note. The Company will not, by amendment of its Articles of Association or through reorganization, consolidation, merger, dissolution, issuance of shares (otherwise than upon exercise of conversion rights hereunder) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Note to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Note in a reasonable manner and in the taking of all other action which may be necessary in order to protect and preserve the rights of the Purchaser set forth herein.

3. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new promissory note of like tenor and date, and in the principal balance then outstanding, in lieu of this Note.

4. Communications and Notices. All notices, demands, requests, certificates or other communications hereunder must be in writing, either delivered in hand or sent by private expedited courier for overnight delivery with signature required, or by facsimile or e-mail transmission, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery, transmission or receipt, as the case may be, or by certified mail, postage prepaid, in which case, such notice, demand, request, certificate or other communications shall be deemed to have been given five (5) business days after the date on which it is first deposited in the mails to the respective parties at the following addresses:

If to the Company:

Rosetta Genomics Ltd.
10 Plaut Street
Rabin Science Park

Rehovot, Israel 76706
Attention: Amir Avniel, CEO

with a copy to (which shall not constitute notice):

Yigal Arnon & Co.
22 Rivlin Street
Jerusalem, Israel
Fax: 972-2-623-9236
Attention: Adv. Barry Levenfeld

if to the Purchaser:

5. **Governing Law.** This note shall constitute a contract and, for all purposes, shall be construed in accordance with and governed by the laws of Israel.

[Signature Page Follows]

[Signature Page for First RG Convertible Note]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

ROSETTA GENOMICS LTD.

By: ______________________________

Name: Yoav Chelouche
Title: Chairman of the Board

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR OTHER JURISDICTION'S SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

ROSETTA GENOMICS LTD.

SECOND CLOSING CONVERTIBLE PROMISSORY NOTE

US$750,000

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this promissory note (this "**Note**"), and having achieved Milestone One as defined in Exhibit B of the Convertible Note Agreement (as defined herein), **ROSETTA GENOMICS LTD.**, an Israeli company (the "**Company**") promises to pay to the order of

(together with their successors and assigns, the "**Purchaser**" or the "**Holder**") the principal amount of seven hundred fifty thousand US dollars paid by the Holder to the Company pursuant to the Convertible Note Agreement (as defined herein). The execution of this Second Closing Note is pursuant to section 1.3(b) of the Convertible Note Agreement.

This Note is the second of a series of Convertible Promissory Notes containing substantially identical terms and conditions (the "**Notes**") being issued to the Purchasers pursuant to a Convertible Note Agreement, dated September 24, 2008 (the "**Convertible Note Agreement**") among the Company, the Purchaser and the other Purchasers named therein. The Convertible Notes are *pari passu* such that all Notes are ranked equally, and no payments shall be made under this Note unless a pro rata payment is simultaneously made under all other Notes.

1. <u>Maturity; Acceleration Event</u>. Unless earlier converted in accordance with Section 3 below, the entire principal amount hereof shall become due and payable on the date of an Acceleration (as defined below). If prior to the conversion of this Note any of the following events or circumstances (each an "**Acceleration Event**") shall occur:

(a) the Company shall take any corporate action to liquidate its assets or dissolve, or shall take any corporate action to consolidate or merge with or into any other corporation or business entity unless the Company shall be the surviving legal entity of such consolidation or merger or the surviving legal entity of such consolidation or merger shall

have assumed in full by a written instrument the obligations under and in respect of this Note; or

(b) without a resolution of its Board of Directors, the Company shall have incurred or committed to incur indebtedness for borrowed money which is or will be senior to its indebtedness hereunder, other than indebtedness incurred in connection with the acquisition of assets which is collateralized solely by such assets and the indebtedness secured thereby does not exceed the cost of such assets;

then, the Purchaser at its option at any time thereafter during the continuance of an Acceleration Event may declare the entire and unpaid principal of this Note payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Purchaser (an "**Acceleration**") without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company,.

2. Conversion. This Note shall be convertible pursuant to the terms and provisions of this Section 2.

2.1 Automatic Conversion.

(a) Formation of Rosetta Green. Upon the formation of a wholly-owned Israeli subsidiary named Rosetta Green Ltd. or such other name determined by the Company for spinning off its separate business unit for developing proprietary microRNA-based algae feed stocks for biofuels ("**RG**"), the principal amount of the Note shall be automatically converted (without necessity of any further action on the part of the Purchaser or RG) into such number of Ordinary Shares, nominal value NIS 0.01 of RG ("**RG Shares**") as is obtained by dividing (x) the principal amount of this Note by (y) a price per RG Share reflecting a fully-diluted pre-money valuation of RG equal to US$5 million (Five Million US Dollars).

(b) Conversion if no Formation of RG. If for whatever reason (i) the Company does not establish RG by the second anniversary of the Initial Closing (as such term is defined in the Convertible Note Agreement) or (ii) upon the resolution of the Board of Directors of the Company to not establish RG, adopted prior to the second anniversary of the Initial Closing, the principal amount of this Note shall be automatically converted (without necessity of any further action on the part of the Purchaser or the Company) into such number of fully-paid Ordinary Shares of the Company, par value NIS 0.01 ("**Company Shares**"), at a price per share reflecting the average of the closing prices over the five consecutive trading days ending on the last trading day prior to the date of each closing,, provided, however, such purchase price shall not be lower than $2.00 (subject to adjustments and recapitalizations) even if the average trading price as calculated above is lower than $2.00, and if at the time of the Conversion the Company's Ordinary Shares are not traded on a securities exchange, then the principal amount of the Note shall be converted into such number of Ordinary Shares of the Company at a price per share as determined by the Company's Board of Directors in good faith.

2.2 Conversion Mechanism.

(a) Conversion of this Note under Section 2.1 shall occur automatically as set forth in Section 2.1.

(b) The Company covenants that all shares which may be issued upon the exercise of conversion rights under this Note will, upon such exercise, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof.

(c) No fractional shares representing fractional shares shall be issued upon the exercise of conversion rights under this Note, and the conversion price with respect to any such fractional shares shall be payable to the Purchaser in cash by the Company within ten (10) business days after the date of any such conversion.

(d) In any event of conversion, the principal amount due under this Note will be converted in its entirety and such conversion of this Note will be deemed to have discharged the Company or RG, as the case may be, from all obligations under this Note.

2.3 Certain Obligations of the Company. The Company will, in accordance with the laws of the State of Israel, take such actions as may be necessary to ensure that the authorized number of Company Shares or RG Shares shall, at the time of such conversion, be sufficient to permit the exercise of conversion rights under this Note. The Company will not, by amendment of its Articles of Association or through reorganization, consolidation, merger, dissolution, issuance of shares (otherwise than upon exercise of conversion rights hereunder) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Note to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Note in a reasonable manner and in the taking of all other action which may be necessary in order to protect and preserve the rights of the Purchaser set forth herein.

3. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new promissory note of like tenor and date, and in the principal balance then outstanding, in lieu of this Note.

4. Communications and Notices. All notices, demands, requests, certificates or other communications hereunder must be in writing, either delivered in hand or sent by private expedited courier for overnight delivery with signature required, or by facsimile or e-mail transmission, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery, transmission or receipt, as the case may be, or by certified mail, postage prepaid, in which case, such notice, demand, request, certificate or other communications shall be deemed to have been given five (5) business days after the date on which it is first deposited in the mails to the respective parties at the following addresses:

If to the Company:

Rosetta Genomics Ltd.
10 Plaut Street
Rabin Science Park
Rehovot, Israel 76706
Attention: Amir Avniel, CEO

with a copy to (which shall not constitute notice):

Yigal Arnon & Co.
22 Rivlin Street
Jerusalem, Israel
Fax: 972-2-623-9236
Attention: Adv. Barry Levenfeld

if to the Purchaser:

5. **Governing Law.** This note shall constitute a contract and, for all purposes, shall be construed in accordance with and governed by the laws of Israel.

[Signature Page Follows]

[Signature Page for Second RG Convertible Note]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

ROSETTA GENOMICS LTD.

By: ______________________________

Name: Yoav Chelouche
Title: Chairman of the Board